Exhibit 99.2

Subsequent to the freeze of the pension plan in the third quarter, we elected in the fourth quarter of 2017 to change our method of accounting to mark-to-market for the pension plan. Under the new pension accounting method, actuarial gains and losses are recognized in the year incurred rather than amortizing them over future periods. The impact of this change in accounting policy has been retrospectively applied to the financial results for all periods presented. These adjustments are non-cash and do not affect our pension liability. This change is intended to improve the transparency of underlying operating performance by recognizing the effect of current economic and interest rate trends on plan assets and assumptions.

The tables below provide pro-forma application of mark-to-market accounting by quarter for all periods retrospectively presented.

Impact of Pension Accounting Change
Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)	Three Months Ended Mar. 31, 2017			Three Months Ended Jun 30, 2017			Three Months Ended Sep. 30, 2017			Twelve Months Ended Dec. 31, 2017
	Previously		Effect of	Previously		Effect of	Previously		Effect of	Previously		Effect of
	Reported	Revision	Change	Reported	Revision	Change	Reported	Revision	Change	Reported	Revision	Change
Total Operating Revenues	286,564	0	286,564	286,657	0	286,657	289,447	0	289,447	1,157,144	0	1,157,144
Operating Expenses
U&D Direct Costs
Retail Unaffiliated	33,908	0	33,908	32,998	0	32,998	31,779	0	31,779	130,077	0	130,077
Retail Broker-Dealer	70,402	0	70,402	72,110	0	72,110	71,119	0	71,119	286,306	0	286,306
U&D Indirect Costs
Retail Unaffiliated	9,605	(15)	9,590	10,123	(35)	10,088	9,648	(1,067)	8,581	39,295	(1,117)	38,178
Retail Broker-Dealer	36,409	(446)	35,963	35,888	(391)	35,497	36,854	(6,503)	30,351	146,203	(7,340)	138,863
Total Underwriting & Distribution Costs	150,324	(461)	149,863	151,119	(426)	150,693	149,400	(7,570)	141,830	601,881	(8,457)	593,424
Compensation and Related Costs	49,406	(836)	48,570	47,224	(775)	46,449	48,340	(17,264)	31,076	200,251	(18,875)	181,376
Other Operating Costs	34,242	0	34,242	37,422	0	37,422	36,628	0	36,628	141,177	0	141,177
Total Operating Expenses	233,972	(1,297)	232,675	235,765	(1,201)	234,564	234,368	(24,834)	209,534	943,309	(27,332)	915,977
Operating Income	52,592	1,297	53,889	50,892	1,201	52,093	55,079	24,834	79,913	213,835	27,332	241,167
Investment and other income	2,129	0	2,129	2,021	0	2,021	7,236	0	7,236	15,689	0	15,689
Interest expense	(2,786)	0	(2,786)	(2,788)	0	(2,788)	(2,796)	0	(2,796)	(11,279)	0	(11,279)
Income before taxes	51,935	1,297	53,232	50,125	1,201	51,326	59,519	24,834	84,353	218,245	27,332	245,577
Provision for taxes	18,399	482	18,881	26,162	446	26,608	20,296	9,203	29,499	91,237	10,131	101,368
Net income	$33,536	$815	$34,351	$23,963	$755	$24,718	$39,223	$15,631	$54,854	$127,008	$17,201	$144,209
Noncontrolling Interests	480	0	480	656	0	656	1,272	0	1,272	2,930	0	2,930
Net income attributable to WDR	$33,056	$815	$33,871	$23,307	$755	$24,062	$37,951	$15,631	$53,582	$124,078	$17,201	$141,279
Net income per share	0.39	0.01	0.40	0.28	0.01	0.29	0.45	0.19	0.64	1.48	0.21	1.69
Weighted average shares outstanding - diluted	84,077	84,077	84,077	83,611	83,661	83,611	83,476	83,476	83,476	83,573	83,573	83,573
Operating margin	18.4%		18.8%	17.8%		18.2%	19.0%		27.6%	18.5%		20.8%

Subsequent to the freeze of the pension plan in the third quarter, we elected in the fourth quarter of 2017 to change our method of accounting to mark-to-market for the pension plan. Under the new pension accounting method, actuarial gains and losses are recognized in the year incurred rather than amortizing them over future periods. The impact of this change in accounting policy has been retrospectively applied to the financial results for all periods presented. These adjustments are non-cash and do not affect our pension liability. This change is intended to improve the transparency of underlying operating performance by recognizing the effect of current economic and interest rate trends on plan assets and assumptions.

The tables below provide pro-forma application of mark-to-market accounting by quarter for all periods retrospectively presented.

Impact of Pension Accounting Change
Unaudited Schedule of Operating Data

(Amounts in thousands, except for per share data)	Three Months Ended Mar. 31, 2016			Three Months Ended Jun 30, 2016			Three Months Ended Sep. 30, 2016			Three Months Ended Dec 31, 2016			Twelve Months Ended Dec. 31, 2016
	Previously		Effect of	Previously		Effect of	Previously		Effect of	Previously		Effect of	Previously		Effect of
	Reported	Revision	Change	Reported	Revision	Change	Reported	Revision	Change	Reported	Revision	Change	Reported	Revision	Change
Total Operating Revenues	323,816	0	323,816	319,208	0	319,208	303,086	0	303,086	292,913	0	292,913	1,239,023	0	1,239,023
Operating Expenses
U&D Direct Costs
Retail Unaffiliated	46,846	0	46,846	42,452	0	42,452	39,489	0	39,489	35,854	0	35,854	164,641	0	164,641
Retail Broker-Dealer	80,277	0	80,277	87,740	0	87,740	72,276	0	72,276	72,380	0	72,380	312,673	0	312,673
U&D Indirect Costs
Retail Unaffiliated	13,349	(47)	13,302	14,939	(42)	14,897	10,643	(44)	10,599	13,916	(504)	13,412	52,847	(637)	52,210
Retail Broker-Dealer	33,364	(592)	32,772	36,114	(534)	35,580	30,591	(563)	30,028	40,875	(4,131)	36,744	140,944	(5,820)	135,124
Total Underwriting & Distribution Costs	173,836	(639)	173,197	181,245	(576)	180,669	152,999	(607)	152,392	163,025	(4,635)	158,390	671,105	(6,457)	664,648
Compensation and Related Costs	52,940	(1,092)	51,848	58,341	(990)	57,351	40,214	(1,041)	39,173	58,354	(5,904)	52,450	209,849	(9,027)	200,822
Other Operating Costs	25,607	0	25,607	25,861	0	25,861	36,087	0	36,087	34,121	0	34,121	121,676	0	121,676
Total Operating Expenses	252,383	(1,731)	250,652	265,447	(1,566)	263,881	229,300	(1,648)	227,652	255,500	(10,539)	244,961	1,002,630	(15,484)	987,146
Operating Income	71,433	1,731	73,164	53,761	1,566	55,327	73,786	1,648	75,434	37,413	10,539	47,952	236,393	15,484	251,877
Investment and other income	(10,218)	0	(10,218)	687	0	687	7,878	0	7,878	890	0	890	(763)	0	(763)
Interest expense	(2,768)	0	(2,768)	(2,776)	0	(2,776)	(2,792)	0	(2,792)	(2,786)	0	(2,786)	(11,122)	0	(11,122)
Income before taxes	58,447	1,731	60,178	51,672	1,566	53,238	78,872	1,648	80,520	35,517	10,539	46,056	224,508	15,484	239,992
Provision for taxes	20,978	632	21,610	18,101	581	18,682	24,067	567	24,634	13,041	3,917	16,958	76,187	5,697	81,884
Net income	$37,469	$1,099	$38,568	$33,571	$985	$34,556	$54,805	$1,081	$55,886	$22,476	$6,622	$29,098	$148,321	$9,787	$158,108
Noncontrolling Interests	501	0	501	(124)	0	(124)	978	0	978	59	0	59	1,414	0	1,414
Net income attributable to WDR	$36,968	$1,099	$38,067	$33,695	$985	$34,680	$53,827	$1,081	$54,908	$22,417	$6,622	$29,039	$146,907	$9,787	$156,694
Net income per share	0.45	0.01	0.46	0.41	0.01	0.42	0.65	0.01	0.66	0.27	0.08	0.35	1.78	0.12	1.90
Weighted average shares outstanding - diluted	82,104	82,104	82,104	82,947	82,947	82,947	82,834	82,834	82,834	82,783	82,783	82,783	82,668	82,668	82,668
Operating margin	22.1%		22.6%	16.8%		17.3%	24.3%		24.9%	12.8%		16.4%	19.1%		20.3%